UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2008 (September 15, 2008)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 15, 2008, Affinion Group Holdings, Inc. (“Holdings”), the parent of Affinion Group, Inc. (“Affinion”), entered into a two-year interest rate swap agreement with Deutsche Bank AG having a notional amount of $50 million (the “Holdings Swap”). Under the swap agreement, Holdings has agreed to pay a fixed interest rate of 3.17%, payable on a semi-annual basis, for the period beginning on September 1, 2008 through September 1, 2010, with the first interest payment due on March 2, 2009, in exchange for receiving floating payments based on a six-month LIBOR on the same $50 million notional amount for the same period.

As previously reported on the Current Report on Form 8-K filed by Affinion on January 29, 2008, Holdings has also entered into interest rate swap agreements with Deutsche Bank AG having a combined notional amount of $300 million (together with the Holdings Swap, the “Swap Agreements”). The effect of the Swap Agreements is to convert 100% of Holdings’ variable rate debt to a fixed rate obligation.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: September 18, 2008	By:	/s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Executive Vice President and Chief Financial Officer

3